                                                                Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of FirstFederal Financial Services Corp on Form S-4 of our report dated January 26, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of FirstFederal Financial Services Corp for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP


Columbus, Ohio
April 3, 1997